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                                                                    Exhibit 99.1


    Certification by the Chief Executive Officer and Chief Financial Officer
         Relating to a Periodic Report Containing Financial Statements




         I, Alfred R. Camner, Chief Executive Officer, and I, Humberto L. Lopez, Chief Financial Officer, of BankUnited Financial Corporation, a Florida corporation (the "Company"), each hereby certifies that:

         (1) The Company's periodic report on Form 10-Q for the period ended June 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.




CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER


/s/ Alfred R. Camner                        /s/ Humberto L. Lopez
_______________________________             ___________________________________
Alfred R. Camner                            Humberto L. Lopez

             8/13/02                                     8/13/02
Date: _________________________             Date:______________________________